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                                                                   EXHIBIT 4.03

                                 SHOPPING.COM
                                 ------------
                           a California corporation

                       INCENTIVE STOCK OPTION AGREEMENT
                        UNDER STOCK OPTION PLAN OF 1997



          1.   Grant of Option.  SHOPPING.COM, a California corporation
               ---------------
("Company"), wishing to provide __________________________ ("Grantee") an opportunity to purchase shares of the Company's Common Stock, no par value, ("Common Stock") and to provide Grantee with an added incentive as an employee of the Company, hereby grants to Grantee and Grantee hereby accepts on this __ day of________, 199_, an option to purchase ___________ (___) shares of Common Stock ("Option Shares") at a price of $____ per share on the terms and conditions stated herein.

          2.   Option Dates, Term of Option.
               ----------------------------

               2.1 This Option may be exercisable at any time during the Term hereof.

               2.2  Term of Option. This Option shall terminate on_________ ___,
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200_ unless earlier terminated as provided in this Section 2.

               2.3  Term for Ten Percent Shareholders.  If on the date hereof,
                    ---------------------------------
Grantee owns shares of the Company's outstanding capital stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its affiliates, this Option shall terminate on______ __ 200_.

               2.4  Termination of Employment.  If the Grantee's employment by
                    -------------------------
the Company or any of its affiliates is terminated for any reason other than death or permanent disability (within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code")), this Option shall become void and of no further force or effect thirty (30) days after the termination of such employment; provided, however, that if such cessation of employment shall be due to (i) Grantee's voluntary resignation with the consent of the Board of Directors or a Committee thereof (the "Board") of the Company or such affiliate, expressed in the form of a written resignation, or (ii) Grantee's retirement under the provisions of any Pension or Retirement Plan of the Company or such affiliate then in effect, this Option shall terminate three
(3) months after the date Grantee ceases to be an employee of the Company or such affiliate. A leave of absence approved in writing by the Board, including but not limited to, military service leave or other temporary employment with the United States Government and sick leave, shall not be deemed a termination of employment for the purposes of this Paragraph, but this Option may not be exercised after the first three (3) months of such leave.
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               2.5  Death or Permanent Disability.  If the Grantee shall die or
                    -----------------------------
become permanently disabled while employed by the Company or one of its affiliates, this Option shall expire one (1) year after the date of such death or permanent disability. During such period after death, the Grantee's legal representation or representatives, or the person or persons entitled to do so under the Grantee's last will and testament or under applicable intestate laws, shall have the right to exercise this Option as to only the number of shares to which the Grantee was entitled to purchase on the date of his death.

               2.6  Terminating Transactions.  Upon the dissolution or
                    ------------------------
liquidation of the Company, this Option shall terminate.

               2.7  Assumption by Successor.  Upon the reorganization, merger or
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consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, the Board shall cause the surviving corporation to assume the Option by converting the Option into an option to purchase the stock of such successor or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, pursuant to the terms hereof.

          3.   Non-Transferability of Option.  Except by will or the laws of
               -----------------------------
descent and distribution, this Option shall not be transferred, or assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law of otherwise. During the Grantee's lifetime this Option is exercisable only by the Grantee, regardless of any community property interest therein of the spouse of the Grantee, or such spouse's successor-in-interest. If the spouse of the Grantee shall have acquired a community property interest in this Option, only the Grantee, or the Grantee's permitted successor-in-interest, may exercise the Option on behalf of the spouse of the Grantee or such spouse's successor-in-interest.

          4.   Adjustments. If the outstanding shares of the Common Stock are
               -----------
increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares subject to the unexercised portion of this Option. Any such adjustment in the unexercised portion of this Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with a corresponding adjustment and price for each share or other unit of any security covered by the Option. Adjustments shall be made by the Board, whose determination as to what adjustments shall be

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made and the extent thereof shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Option on any such adjustment.

          5.   Mechanics.  This Option may be exercised by the Grantee or other
               ---------
person then entitled to exercise it by giving ten (10) days' written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by payment of such purchase price, in cash or by certified or cashier's check payable to Company.

          6.   Withholding Taxes. Company shall have the right to require
               -----------------
Grantee or such other holder of the Option or the Option Shares to pay to Company any and all sums equal to any taxes which Company may be required to withhold by reason of the Option, the Option Shares or the disposition of the Option or the Option Shares.

          7.   Company's Right of First Refusal Respecting Exercised Shares.
               ------------------------------------------------------------

               7.1  Right of First Refusal.  In the event that the Grantee
                    ----------------------
proposes to sell, pledge, or otherwise transfer any Exercised Shares, the Company shall have a right of first refusal (the "Right of First Refusal") with respect to such Option Shares. If Grantee desires to transfer Exercised Shares to any person or entity, Grantee shall give a written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of Exercised Shares proposed to be transferred, the proposed price and the name and address of the proposed transferee. The Transfer Notice shall be signed both by Grantee and by the proposed transferee and must constitute a binding commitment of both such parties for the transfer of such Exercised Shares. The Company shall have the right to purchase the Exercised Shares subject to the Transfer Notice by delivery of a notice of exercise of the Company's Right of First Refusal within 30 days after the date the Transfer Notice is delivered to the Company. The purchase price paid by the Company shall be at a price per share equal to the lower of (i) the proposed per share transfer price or (ii) the fair market value of a share of Common Stock, as most recently determined by the Board of Directors of the Company prior to delivery of the Transfer Notice. The Company's right under this Section 7.1 shall be freely assignable, in whole or in part.

          7.2       Transfer of Exercised Shares.  If the Company fails to
                    ----------------------------
exercise the Right of First Refusal within 40 days from the date the Transfer Notice is delivered to the Company, the Grantee may, not later than 75 days following delivery to the Company of the Transfer Notice, conclude a transfer of the Exercised Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed

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transfer on terms and conditions different from those described in the Transfer
Notice, as well as any subsequent proposed transfer by the Grantee, shall again be subject to the Right of First Refusal and shall require compliance by the Grantee with the procedure described in Section 7.1 of this Agreement. If the Company exercises the Right of First Refusal, the parties shall consummate the sale of exercised Shares on the terms, other than price, as applicable under
Section 7.1 set forth in the Transfer Notice; provided, however, in the event the Transfer Notice provides for payment for the Exercised Shares other than in cash, the Company shall have the option of paying for the Exercised Shares by he discounted cash equivalent of the consideration described in the Transfer Notice.

               7.3  Binding Effect.  The Right of First Refusal shall inure to
                    --------------
the benefit of the successors and assigns of the Company and shall be binding upon any transferee of Exercised Shares other than a transferee acquiring Exercised Shares in a transaction where the Company failed to exercise the Right of First Refusal (a "Free Transferee") or a transferee of a Free Transferee.

               7.4  Termination of Company's Right of First Refusal.
                    -----------------------------------------------
Notwithstanding anything in this Section 7, the Company shall have no Right of First Refusal, and Grantee shall have no obligation to comply with the procedures in Sections 7.1 through 7.3, after the earlier of (a) the closing of the Company's initial registered public offering of Common Stock to the public generally, or (b) the date ten years after the date set forth above.

          8.   Rights Before Issuance and Delivery.  Neither Grantee nor any
               -----------------------------------
holder of the Option shall be entitled to the privileges of stock ownership with respect to the Option Shares unless and until such shares have been issued to such person as fully paid shares.

          9.   Sale or Disposition of Option Shares.
               ------------------------------------

               9.1 In the event Grantee is terminated by the Company for any reason, or Grantee voluntarily terminates Grantee's employment with the Company, prior to_______,_____, the Company shall have the right to repurchase ("Repurchase Option") the Option Shares ("Repurchase Shares") at either (1) the higher of the original purchase price or fair value on the date of termination of employment, if the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment, and the right terminates when the Company's securities become publicly traded; or (2) the original purchase price, provided that (A) the right to repurchase at the original purchase price lapses at the rate of at least 20% per year over 5 years from the

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date the option is granted (without respect to the date the option was exercised or became exercisable), which right must be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment, and (B), if the right is assignable, the assignee must pay the Company upon assignment of the right, (unless the assignee is a 100% owned subsidiary of the Company or is the parent of the Company owning 100% of the Company) cash equal to the difference between the original purchase price and fair value if the original purchase price is less than fair value ("Repurchase Price").

               9.2  The Company shall have the right, at any time within ninety
(90) days after the date of termination of Grantee's employment voluntarily by Grantee or by the Company for cause, to purchase any and all Repurchase Shares from Grantee or any Family Transferees (as defined below) as the case may be. Any Repurchase Shares not purchased by the Company within such ninety (90) day period shall no longer be subject to the Repurchase Option after the expiration of such ninety (90) day period.

               9.3 The Repurchase Option shall be exercised by written notice (the "Repurchase Notice") signed by an officer of the Company and delivered or mailed, within ninety (90) days after such termination date, to Grantee, or Grantee's Family Transferees (if any), as the case may be. The Repurchase Notice shall set forth the number of Repurchase Shares to be acquired from such holder, the aggregate consideration to be paid for such shares and the time and place for the settlement of such purchase, which must be made within ninety (90) days of such termination date. The number of Repurchase Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Repurchase Shares held by Grantee at the time of delivery of the Repurchase Notice. The Company shall repurchase at least all of the Repurchase Shares held by the Grantee. If the number of Repurchase Shares held by Grantee is less than the total number of Repurchase Shares the Company has elected to purchase hereunder, the Company shall purchase the remaining Repurchase Shares elected to be purchased from the Family Transferees (if any) pro rata according to the number of Repurchase Shares held at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

               9.4 The closing of the repurchase shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be greater than thirty (30) days from the date of termination of Grantee's employment.

               9.5 No Repurchase Shares may be sold, transferred or assigned except to Grantee's family members ("Family

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Transferees"). A family member means an ancestor, descendant (whether natural or adopted) or spouse and any trust solely for Grantee's benefit and/or the benefit of Grantee's ancestors, spouse and/or descendants. Each Family Transferee will succeed to all rights and obligations attributable to Grantee as a holder of Repurchase Shares hereunder. The Repurchase Option with respect to the Repurchase Shares transferred to the Family Transferee shall continue to be applicable after such transfer and the Company may refuse to transfer on its books any Repurchase Shares to a Family Transferee until the Company has received such Family Transferee's written agreement to be bound by the provisions of this agreement.

               9.6 All Repurchase Shares shall bear a legend to the effect that such shares are subject to the terms and provisions of this agreement, including, the restrictions on transfer of such shares and the Company's Repurchase Option.

               9.7 For purposes of the Repurchase Option, the term Repurchase Shares shall include any and all securities Grantee may receive with respect to the Repurchase Shares as a result of stock dividends, stock splits, reclassification, mergers, or reorganizations. In such events, the Repurchase Price shall be appropriately adjusted.

               9.8 By accepting this Option, the Grantee represents and agrees for himself and his transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to the Option Shares purchased upon any exercise of this Option, any and all Option Shares so purchased shall be acquired for his personal account and not for sale or for distribution, and each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the Option Shares are being so acquired in good faith for his personal account and not for sale or distribution. In the event the Company's legal counsel shall advise it that registration under the Securities Act of 1933 of the Option Shares as to which this Option is at the time being exercised is required prior to delivery thereof, the Company shall not be required to issue or deliver such shares unless and until such legal counsel shall advise that such registration has been completed or that it is not required.

               9.9 All stock certificates representing shares of Option Shares, if the Option is exercised, may bear three (3) legends in a form substantially similar to the following:

               "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT

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          OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT
          AS PERMITTED IN THE COMMISSIONER'S RULES."

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

               "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO A RIGHT OF REPURCHASE BY THE COMPANY."

          10.  Employment Obligation.
               ---------------------

               10.1 In consideration for the granting of this Option, the Grantee agrees that during the period of his employment by the Company or its affiliates, he shall faithfully and to the best of his ability devote his time, energy and skills during all normal working hours to the service of the Company or its subsidiaries in the promotion of their interests.

               10.2 Nothing in this Agreement shall be construed to confer upon the Grantee any right to continued employment with the Company or its affiliates or to restrict in any way the right of the Company or its affiliates to terminate his employment or modify the terms and conditions thereof at any time.

          11.  Stock Option Plan of 1997. This Option is subject to, and the
               -------------------------
Company and the Grantee agree to be bound by, all of the terms and conditions of the Company's Stock Option Plan of 1997 ("Plan") as the same may be amended from time to time in accordance with the terms thereof. A copy of the Plan in its present form is available for inspection during business hours by the Grantee or other persons entitled to exercise the Option at the Company's principal office.

          12.  Notices.  Any notice to be given to the Company shall be
               -------
addressed to the Company at its principal office and any notice to be given to the Grantee shall be addressed to him at the address given beneath the signature hereto or at such other

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address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when personally delivered or deposited in the United States mail.

          13.  Applicable Law and Severability.  This document shall, in all
               -------------------------------
respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

          IN WITNESS WHEREOF, the parties have entered into this Incentive Stock Option Agreement on the day and year first written above.


GRANTEE:                            COMPANY:

                                    SHOPPING.COM
                                    a California corporation


_____________________________       By:_________________________
                                      Robert J. McNulty
                                       President
_____________________________
Street Address

_____________________________
City, State, Zip Code

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                                SPOUSE'S CONSENT

By his or her signature below, the spouse of Grantee agrees to be bound by all of the terms and conditions of the foregoing Agreement.


                                    ____________________________
                                    Spouse

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